Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Proxim Wireless Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  April 14, 2009

BREAN MURRAY CARRET GROUP INC.
By: Vicali Services (BVI) Inc.
    Its Director
        By:
        Name: Susan Demers
        Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.                Q MANAGEMENT SERVICES (PTC) LTD.
AS TRUSTEE OF THE PQ II TRUST                   AS TRUSTEE OF THE PQ II TRUST

By:                                             By:
Name: Susan Demers                              Name: Susan Demers
Title: Director                                 Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.

By:
Name: Susan Demers
Title: Director




Phyllis Quasha




Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).